UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       June 29, 2015

INTERCORE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54012 (Commission File Number)	27-2506234 (I.R.S. Employer Identification No.)

1615 South Congress Avenue - Suite 103

Delray Beach, FL 33445

(Address of principal executive offices) (zip code)

(561) 900-3709

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2015, our Board of Directors appointed Mr. Frederick Larcombe, our current Chief Financial Officer, to our Board of Directors to fill a vacant position on the board. Mr. Larcombe is not related to any of our current officers or directors by family or marriage.

On June 29, 2015, Mr. Frederick A. Voight resigned his positions as our Vice President of Investments and as a member of our Board of Directors effective as of the close of business on that day. Mr. Voight did not hold any positions on any Board committees at the time of his resignation. We are not aware of any disagreements Mr. Voight had with us required to be disclosed under this Item. We will: (i) provide Mr. Voight with a copy of this disclosure in Item 5.02 the same day we file this Form 8-K with the Commission; (ii) provide Mr. Voight with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in response to this Item 5.02 and, if not, stating the respects in which he does not agree; and (iii) file any letter received by us from Mr. Voight with the Commission as an exhibit by an amendment to this Form 8-K within two business days after receipt by us.

Frederick Larcombe has served as our Chief Financial Officer since November 2010. Additionally, he has served as our Secretary from November 2010 to January 2013 and from January 2014 to the present. From 2008 to 2013, Mr. Larcombe was a principal with Crimson Partners, a group of seasoned financial professionals, and served a number of clients primarily in the life sciences industry. During that period, Mr. Larcombe served our company as indicated above and from 2009 to 2011 as the Chief Financial Officer for iBio, Inc. (IBPM.OB), a biotechnology company focused on commercializing its proprietary manufacturing technology. From 2005 to 2007, he was simultaneously the Chief Financial Officer of Xenomics Inc., a DNA diagnostics company, and FermaVir Pharmaceuticals, Inc., a drug development company. From 2004 to 2005, he was a consultant with Kroll Zolfo Cooper, a professional services firm providing interim management and turn-around services, and from 2000 to 2004, he was Chief Financial Officer of MicroDose Therapeutics. Prior to 2000, Mr. Larcombe held various positions with ProTeam.com, Cambrex, and PriceWaterhouseCoopers. Mr. Larcombe received his BS in Accounting from Seton Hall University, was a Certified Public Accountant in New Jersey, and is an alumnus of the Management Development Program at Harvard Business School. Mr. Larcombe’s extensive experience as Chief Financial Officer for several publicly-traded companies, as well as his experience with and knowledge of our company, led us to conclude that Mr. Larcombe is an ideal director for our company.

Mr. Larcombe owns Five Thousand (5,000) shares of our common stock, warrants to purchase Twenty Two Thousand Five Hundred (22,500) shares of our common stock at an exercise of $1.00 per share, warrants to purchase Seventy Five Thousand (75,000) shares of our common stock with one third having an exercise price of $12.00, one third having an exercise price of $20.00, and one third having an exercise price of $30.00, and options to purchase Eight Hundred Thousand (800,000) shares of our common stock at an exercise of $1.00 per share. He also owns Five Thousand (5,000) shares of our Series D Convertible Stock. Currently, Mr. Larcombe is not compensated for his services as a member of our Board of Directors.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2015	InterCore, Inc.
a Delaware corporation

/s/ James F. Groelinger
By: James F. Groelinger
Its: Chief Executive Officer

3